As filed with the Securities and Exchange Commission on May 16,
2000     Registration No. 333-04198
--------------------------------------------------------------

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1
                                 TO
                               FORM S-3

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                   ____________________________

                   TRIGEN ENERGY CORPORATION
    (Exact name of registrant as specified in its charter)

Delaware                             13-3378939
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)


One Water Street                    10601
White Plains, New York 10601        (Zip Code)
(Address of Principal Executive
Offices)


                ---------------------------------

                       EUGENE E. MURPHY
              Vice President, General Counsel
                         and Secretary
                        One Water Street
                 White Plains, New York 10601
              (Name and address of agent for service)

                         (914) 286-6600
         (Telephone number, including area code, of
                          agent for service)
             ------------------------------------------

                          with copies to:

                        E. WILLIAM BATES, II
                           King & Spalding
                         120 West 45th Street
                        New York, New York 10036
                           (212) 556-2100

                         EXPLANATORY STATEMENT

	On April 29, 1996, Trigen Energy Corporation (the "Company") filed a Registration Statement on Form S-3 (Registration No. 33-4198) (the "Registration Statement"), which registered an aggregate of 201,267 shares of the Company's common stock, $.01 par value per share (the "Shares"), to be offered and sold by the following Selling Stockholders: George F. Keane, Richard E. Kessel, John J. Ludwig, Jean M. Malahieude, Eugene E. Murphy, Michael E. Weiser, Steven Smith, Richard Strong, Thomas Ewing and Cogeneration Development Corporation. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all shares of Common Stock registered under the Registration Statement and remaining unsold by the Selling Stockholders as of the date hereof.

                            SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, State of New York on this 15th day of May, 2000.

                                    TRIGEN ENERGY CORPORATION


                                    By:   /s/  Richard E. Kessel
                                        --------------------------
                                         Richard E. Kessel
                                         Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



  /s/ Richard E. Kessel
--------------------------- Chief Executive Officer
  Richard E. Kessel     (Principal Executive Officer) May 15, 2000


/s/ Christine Morin-Postel
--------------------------- Director and Chairwoman of the Board
  Christine Morin-Postel                              May 15, 2000



  /s/ Michel Bleitrach
---------------------------- Director                May 15, 2000
  Michel Bleitrach



  /s/ Michel Carrese
----------------------------  Director                May 15, 2000
	Michel Carrese



  /s/ Patrick Buffet
---------------------------  Director                 May 15, 2000
  Patrick Buffet



  /s/ Olivier Degos
---------------------------  Director                 May 15, 2000
  Olivier Degos